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                                                                   EXHIBIT 10.15


Ronald Rosenzweig                                                    27 May 2003
19509 Planters Point Drive
Boca Raton, FL 33434


Subject:  Amendment - Agreement June 1, 1999



Dear Ron:

This is to confirm the extension of the Agreement dated June 1, 1999 between you and ANADIGICS, Inc. (and extended from July 2, 2002 through July 2, 2003), regarding your employment by the Company. The existing agreement set to expire July 2, 2003, will be extended through July 2, 2004 with the same terms and conditions.

If you are in agreement with the foregoing, please sign and return to John Warren, a copy of this letter.


Very truly yours,




Bami Bastani
President & Chief Executive Officer
ANADIGICS, Inc.


Accepted and agreed to as stated.


Ronald Rosenzweig